UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022

APPLIED MOLECULAR TRANSPORT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39306	81-4481426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 East Jamie Court

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 392-0420

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AMTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Executive Officer.

On January 27, 2022, the board of directors of Applied Molecular Transport Inc. (the “Company”) appointed current director, Graham Cooper, to the role of executive chair of the board.

Mr. Cooper joined our board in February 2020. From March 2018 until April 2019, Mr. Cooper served as the Chief Operating Officer and Chief Financial Officer of Assembly Biosciences, Inc. Mr. Cooper previously served as the Chief Financial Officer of Receptos, Inc. (now a subsidiary of Bristol-Myers Squibb Co.) from February 2013 until its acquisition by Celgene Corporation in August 2015 and Chief Financial Officer of Geron Corporation from January 2012 to December 2012. From May 2006 until March 2011, Mr. Cooper served as Chief Financial Officer of Orexigen Therapeutics, Inc. Prior to that, Mr. Cooper held roles of increasing responsibility at Deutsche Bank Securities, an investment bank, from August 1997 to February 2006, including Director, Health Care Investment Banking. He began his career as an accountant at Deloitte & Touche and was previously a C.P.A. Mr. Cooper currently serves on the board of directors of several public biotechnology companies: Beam Therapeutics Inc. since October 2019, Kezar Life Sciences, Inc. since October 2017, and Unity Biotechnology, Inc. since April 2017. From September 2013 to March 2016, Mr. Cooper served as a member of the board of directors of Celladon Corporation (now a subsidiary of Eiger BioPharmaceuticals, Inc.). Mr. Cooper holds a B.A. in Economics from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business.

The Company and Mr. Cooper entered into an Executive Chair Letter Agreement dated January 27, 2022, governing the terms of Mr. Cooper’s appointment as executive chair in which Mr. Cooper will focus on the Company’s overall strategic initiatives and board governance matters. Mr. Cooper’s compensation will consist of a stock option grant of 300,000 shares, which will vest monthly. If Mr. Cooper’s role as executive chair is terminated inside the 12-month change in control period either by the Company other than for “cause,” death or “disability” or by Mr. Cooper due to a “constructive termination,” Mr. Cooper will receive 100% acceleration of any unvested time-based equity awards that he receives for his service as executive chair. Given his appointment as executive chair, Mr. Cooper will no longer be an independent director, and he will no longer receive any separate compensation that he previously received as a non-employee director of the board. The foregoing description of the Executive Chair Letter Agreement is only a summary and is qualified in its entirety by the terms of the letter, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Cooper and any other persons pursuant to their respective appointments, no family relationships between Mr. Cooper and any director or executive officer of the Company, and Mr. Cooper does not have a direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with Mr. Cooper’s appointment to executive chair, Mr. Cooper will no longer serve on the audit or compensation committees of the board.

(d) Election of New Directors.

On January 27, 2022, the board also increased the size of the board from seven members to eight members and appointed John W. Smither to serve as a Class II director on the board for a term expiring at the 2022 annual meeting of the Company’s stockholders. Mr. Smither also was appointed to chair the audit committee of the board, and he has been determined by the board to be an independent, non-employee member of the board.

Mr. Smither has served as chair of the audit committee on the board of directors of eFFECTOR Therapeutics, Inc. and its predecessor entity since March 2018. Mr. Smither most recently served as the chief financial officer of Arcutis Biotherapeuctic, Inc. from May 2019 to March 2021 where he was responsible for all financial aspects including leading the Company’s successful initial public offering and two follow-on financings. Previously, Mr. Smither was the chief financial officer at Sienna Biopharmaceutics in January 2016 to April 2017, and again in April 2018 to March 2019. He also served as the interim chief financial officer at Kite Pharma, a Gilead Company from November 2017 through April 2018, and was the chief financial officer of Unity Biotechnology. He also served as chief financial officer at Kythera Biopharmaceuticals, where he was responsible for all financial activities during early clinical stage through approval and launch, led private fundraising rounds, prepared the company for its successful initial public offering in October 2012, and oversaw its acquisition by Allergan for approximately $2.1 billion. At Amgen, he held several financial positions of increasing responsibility, including vice president of finance and administration for Amgen’s European operations in 28 countries, and also served as Executive Director, Corporate Accounting. From December 2013 to May 2020, Mr. Smither served as a member of the board of directors of Achaogen, Inc., and was its chair of the audit committee, and a member of the compensation committee. Mr. Smither began his career at Ernst & Young, where he was audit partner and held certification as a Certified Public Accountant (inactive). He holds a B.S. in accounting, with honors, from California State University at Los Angeles.

Mr. Smither will receive standard compensation, including cash compensation and option grants available to non-employee directors pursuant to the Company’s director compensation policy. In addition, Mr. Smither has entered into the Company’s standard indemnification agreement.

There are no arrangements or understandings between Mr. Smither and any other persons pursuant to their respective appointments, no family relationships between Mr. Smither and any director or executive officer of the Company, and Mr. Smither does not have a direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

In addition to the changes mentioned above, the board appointed Helen Kim as lead independent director of the board. Ms. Kim was formerly the independent chair of the board.

As a result of the changes referenced above, the committee composition of the board will consist of the following:

Audit Committee

John Smither, Chair; Helen Kim; and Aaron VanDevender

Compensation Committee

David Lamond, Chair; and Holly Shachner, M.D.

Nominating and Corporate Governance Committee

David Lamond, Chair; Holly Shachner, M.D.; and Aaron VanDevender

Attached to this Form 8-K is a press release regarding the appointment of Mr. Cooper as executive chair and Mr. Smither as a director of the Company and chair of the audit committee. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Chair Letter Agreement between the Company and Graham Cooper, dated January 27, 2022

99.1	Press Release, dated January 27, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MOLECULAR TRANSPORT INC.

By:	/s/ Tahir Mahmood
Tahir Mahmood, Ph.D.
Co-Founder and Chief Executive Officer

Date: January 27, 2022